NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie/Theresa Kelleher
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   July 24, 2008

CONMED Corporation Announces Second Quarter 2008 Financial Results

•	EPS Equals $0.43 - Exceeds Expectations
•	Record Quarterly Sales of $192.8 Million – 13.9% Growth
•	Increasing 2008 Sales and EPS Guidance
•	Conference Call to be Held at 10:00 a.m. ET Today

Utica, New York, July 24, 2008 ----- CONMED Corporation (Nasdaq: CNMD) today announced that it had better than expected second quarter 2008 sales growth of 13.9% over the second quarter of 2007.  These sales drove a 34% expansion of earnings per share when compared to GAAP EPS in the second quarter 2007 and 23% when compared to non-GAAP adjusted EPS. As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

“CONMED’s focus on execution of our  plan to expand our profitability at a rate faster than the top-line growth was the driving force behind our successful second quarter.  The sales growth this quarter was a result of stronger worldwide sales across our product portfolio with particular strength internationally.  Given the strong financial performance for the first half of 2008 and our confidence in the remainder of the year, we have increased our guidance for the full year 2008,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.

Year-Over-Year Quarterly Highlights

•	GAAP EPS grew to $0.43

o	34% increase vs. 2Q 2007 GAAP EPS of $0.32
o	23% increase vs. 2Q 2007 non-GAAP EPS of $0.35

•	Quarterly Sales Increase to $192.8 million – a new quarterly record

o	13.9% increase vs. 2Q 2007 reported revenues
o	10.9% increase in constant currency

CONMED News Release Continued	Page 2 of 10	July 24, 2008

Year-Over-Year Six Months’ Highlights

•	GAAP EPS grew 9% to $0.81 compared to $0.74 (2007 first half includes a non-recurring litigation gain)

•	Non-GAAP EPS grew 28% to $0.83 compared to $0.65

•	Six-month sales increase to $383.5 million

o	12.7% increase vs. 1st Half 2007 reported revenues
o	9.4% increase in constant currency

Sales within the United States for the quarter ended June 2008 increased to $104.3 million, a growth of 5.5% compared to the same quarter in 2007.  Sales outside the United States were $88.5 million in the second quarter of 2008, growing 25.7% overall and 18.4% on a constant currency basis compared to the second quarter of 2007.  International sales in the June 2008 quarter were 45.9% of the Company’s total sales compared to 41.6% of sales in the second quarter last year.  Foreign currency exchange rates were favorable to the Company in the second quarter 2008 compared to exchange rates in effect during the second quarter of 2007.  As a result, sales were higher by $5.1 million than would have been the case had currency rates remained constant.

In January 2008, the Company completed the purchase of the Italian distributor of CONMED’s products for a purchase price of approximately $21.6 million.  In connection with the acquisition, in the first quarter of 2008, the Company recorded a $1.0 million fair value adjustment to inventory acquired as a result of the acquisition; the inventory was subsequently sold in the first quarter of 2008.

CONMED’s cash flow for the first half of 2008 was strong with cash from operations totaling $35.1 million compared to $25.8 million in the first half of 2007.  This cash was used to purchase the Italian distributor, fund capital expenditures and increase the Company’s cash balance by $6 million since the end of 2007.

Over the past twelve months the Company has embarked on a number of initiatives to improve manufacturing efficiency, including the use of lean manufacturing techniques.  This efficiency program, together with the beneficial effects of foreign currency exchange rates and the effects of the purchase of the Italian distributor, has improved the Company’s gross margin percentage to 52.3% of sales from 50.7% of sales in the second quarter of 2007.  Further, the Company has developed an operational restructuring plan to be carried out over the next 18 months including the following:

•	Construction and operation of a 170,000 square foot manufacturing facility in Chihuahua, Mexico
•
Closure of two of the Company’s manufacturing facilities in the Utica, New York area with the related operational transfer to either our headquarters location in Utica or to the new facility in Chihuahua.

•	Centralization of certain of the Company’s distribution activities in a new North American distribution center to be located in Atlanta, Georgia.

During the execution of this plan, the Company expects it may incur certain charges including severance costs associated with the release of approximately 100-150 positions, and the cost of restructuring and relocation activities.

CONMED News Release Continued	Page 3 of 10	July 24, 2008

Following is a summary of the Company’s sales by product line for the three months ended June 30, 2008:

	Three Months Ended June 30,
				Constant
				Currency
	2007	2008	Growth	Growth
	(in millions)

Arthroscopy	$64.9	$76.6	18.0%	14.2%

Powered Surgical Instruments	36.0	39.9	10.8%	5.9%

Electrosurgery	22.1	25.8	16.7%	15.3%

Endoscopic Technologies	13.4	13.4	-%	-1.3%

Endosurgery	15.5	17.3	11.6%	9.6%

Patient Care	17.4	19.8	13.8%	13.5%

	$169.3	$192.8	13.9%	10.9%

The Company’s sports medicine Arthroscopy line grew 18.0% over second quarter 2007 on strong sales of single-use surgical devices and placements of integrated operating room systems.  Powered Surgical Instruments increased its sales 10.8% as a result of strong growth in international markets.  Electrosurgery sales growth was led by improved sales of electrosurgical power units.    Endosurgery and Patient Care double digit growth was fueled by higher sales in both domestic and international markets. Endoscopic Technologies experienced flat sales growth when compared to the second quarter of 2007, but demonstrated sequential revenue improvement from the first quarter of 2008.

Following is a summary of the Company’s sales by product line for the six months ended June 30, 2008:

	Six Months Ended June 30,
				Constant
				Currency
	2007	2008	Growth	Growth
	(in millions)

Arthroscopy	$127.1	$152.3	19.8%	15.4%

Powered Surgical Instruments	73.6	80.1	8.8%	3.6%

Electrosurgery	46.1	52.5	13.9%	12.4%

Endoscopic Technologies	26.6	25.9	-2.6%	-4.1%

Endosurgery	29.1	32.5	11.7%	9.6%

Patient Care	37.8	40.2	6.3%	5.9%

	$340.3	$383.5	12.7%	9.4%

CONMED News Release Continued	Page 4 of 10	July 24, 2008

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Outlook

Mr. Corasanti noted, “As was the case in the first quarter of this year, the Company has outperformed our original financial expectations for the second quarter.  Further, our outlook for the remainder of 2008 continues to be positive.  For the third quarter of 2008, we anticipate revenues in the range of $175-$180 million and non-GAAP diluted earnings per share (excluding unusual charges) of $0.32 - $0.36.    For the full year of 2008, we are again increasing our earnings guidance based on the better than expected results of the first six months of 2008.  Accordingly, we foresee full year 2008 sales of $755-$760 million and non-GAAP diluted earnings per share approximating $1.56 - $1.64, excluding unusual items.”

At this time, the Company is unable to provide GAAP diluted earnings per share guidance for the third quarter of 2008 and for the full year of 2008 because it is unable to estimate unusual credits or charges that may be recorded in the third or fourth quarter of 2008.

Conference Call

The Company will webcast its second quarter 2008 conference call live over the Internet on Thursday, July 24,  2008 at 10:00 a.m. Eastern Time. This broadcast can be accessed from CONMED's web site at www.conmed.com. Replays of the call will be made available through July 31, 2008.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,200 employees distribute its products worldwide from several manufacturing locations.

CONMED News Release Continued	Page 5 of 10	July 24, 2008

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 6 of 10	July 24, 2008

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2008	2007	2008

Net sales	$169,258	$192,755	$340,272	$383,528

Cost of sales	83,398	91,865	169,187	183,863
Cost of sales, acquisition- Note A	-	-	-	1,011

Gross profit	85,860	100,890	171,085	198,654

Selling and administrative	58,207	69,549	118,012	138,195
Research and development	7,453	8,689	15,047	16,767
Other expense (income) – Note B	1,312	-	(4,102)	-
	66,972	78,238	128,957	154,962

Income from operations	18,888	22,652	42,128	43,692

Interest expense	4,329	2,439	8,845	5,613

Income before income taxes	14,559	20,213	33,283	38,079

Provision for income taxes	5,214	7,758	12,016	14,614

Net income	$9,345	$12,455	$21,267	$23,465

Per share data:

Net Income
Basic	$.33	$.43	$.76	$.82
Diluted	.32	.43	.74	.81

Weighted average common shares
Basic	28,180	28,662	27,988	28,643
Diluted	28,831	29,063	28,608	29,035

Note A – Included in cost of sales in the six months ended June 30, 2008 is a $1.0 million fair value adjustment as a result of purchase accounting for inventory which was subsequently sold.

Note B – Included in other expense (income) in the three months ended June 30, 2007 are $1.2 million in facility closure costs and $0.1 million in costs related to the termination of a product offering.  Included in other expense (income) in the six months ended June 30, 2007 are $1.8 million in facility closure costs, $0.2 million in costs related to the termination of a product offering and a $6.1 million gain on a legal settlement.

CONMED News Release Continued	Page 7 of 10	July 24, 2008

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	December 31,	June 30,
	2007	2008
Current assets:
Cash and cash equivalents	$11,695	$17,850
Accounts receivable, net	80,642	106,317
Inventories	164,969	161,057
Deferred income taxes	11,697	11,664
Other current assets	10,019	9,971
Total current assets	279,022	306,859

Property, plant and equipment, net	123,679	134,805
Goodwill	289,508	289,767
Other intangible assets, net	191,807	198,021
Other assets	9,935	8,595
Total assets	$893,951	$938,047

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3,349	$3,830
Other current liabilities	73,935	72,255
Total current liabilities	77,284	76,085

Long-term debt	219,485	224,791
Deferred income taxes	71,188	84,512
Other long-term liabilities	20,992	18,623
Total liabilities	388,949	404,011

Shareholders' equity:
Capital accounts	220,657	223,664
Retained earnings	284,850	307,997
Accumulated other comprehensive income (loss)	(505)	2,375
Total equity	505,002	534,036

Total liabilities and shareholders' equity	$893,951	$938,047

CONMED News Release Continued	Page 8 of 10	July 24, 2008

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2007	2008
Cash flows from operating activities:
Net income	$21,267	$23,465
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	15,400	15,529
Stock-based compensation expense	1,885	2,094
Deferred income taxes	10,470	12,360
Sale of accounts receivable	2,000	(3,000)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(3,924)	(4,768)
Inventories	(15,150)	3,028
Accounts payable	(2,579)	(5,299)
Income taxes receivable (payable)	(1,809)	670
Accrued compensation and benefits	(2,388)	(843)
Accrued interest	59	(132)
Other assets	619	(1,081)
Other liabilities	(52)	(6,937)
Net cash provided by operating activities	25,798	35,086

Cash flow from investing activities:
Purchases of property, plant, and equipment	(9,556)	(15,212)
Payments related to business acquisitions	(1,278)	(21,838)
Net cash used in investing activities	(10,834)	(37,050)

Cash flow from financing activities:
Payments on debt	(26,797)	(1,213)
Proceeds of debt	-	7,000
Net proceeds from common stock issued under employee plans	10,604	595
Other, net	(236)	-
Net cash provided by (used in) financing activities	(16,429)	6,382

Effect of exchange rate change
on cash and cash equivalents	1,513	1,737

Net increase in cash and cash equivalents	48	6,155

Cash and cash equivalents at beginning of period	3,831	11,695

Cash and cash equivalents at end of period	$3,879	$17,850

CONMED News Release Continued	Page 9 of 10	July 24, 2008

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)

	Three months ended
	June 30,
	2007	2008

Reported net income	$9,345	$12,455

Termination of product offering	58	-

Facility closure costs	1,254	-

Total other expense	1,312	-

Unusual expense before income taxes	1,312	-

Provision (benefit) for income taxes on unusual expense	(472)	-

Net income before unusual items	$10,185	$12,455

Per share data:

Reported net income
Basic	$0.33	$0.43
Diluted	0.32	0.43

Net income before unusual items
Basic	$0.36	$0.43
Diluted	0.35	0.43

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 10	July 24, 2008

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)

	Six months ended
	June 30,
	2007	2008

Reported net income	$21,267	$23,465

Fair value inventory adjustment from purchase accounting
included in cost of sales	-	1,011

Termination of product offering	148	-

Facility closure costs	1,822	-

Gain on legal settlement	(6,072)	-

Total other expense (income)	(4,102)	-

Unusual expense (income) before income taxes	(4,102)	1,011

Provision (benefit) for income taxes on unusual expense	1,477	(364)

Net income before unusual items.	$18,642	$24,112

Per share data:

Reported net income
Basic	$0.76	$0.82
Diluted	0.74	0.81

Net income before unusual items
Basic	$0.67	$0.84
Diluted	0.65	0.83

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.